EXHIBIT 5.1

Reed Smith LLP Three Logan Square 1717 Arch Street, Ste. 3100 Philadelphia, PA 19103 Tel: 215.851.8100 Fax: 215.851.1420

January 30, 2017

Enterprise Financial Services Corp
150 North Meramec
Clayton, MO 63105

Re: Enterprise Financial Services Corp Registration Statement on Form S-3/A

Ladies and Gentlemen:
We have acted as counsel to Enterprise Financial Services Corp, a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-3/A (the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Prospectus”), to be supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”), provides for the registration by the Company of:
1. shares of common stock, $0.01 par value per share (the “Common Stock”);
2. shares of preferred stock (the “Preferred Stock”);
3. senior debt securities in one or more series and/or subordinated debt securities in one or more series, (the senior and/or subordinate debt securities, together, the “Debt Securities”) which may be issued under the respective indentures (each, including any supplements to the respective indentures, an “Indenture”) filed as Exhibit 4.4 or 4.5 to the Registration Statement between the Company and a trustee to be selected by the Company;
4. depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”) representing fractional shares of Preferred Stock, which may be issued under a deposit agreement or similar agreement (the “Depositary Agreement”), to be dated on or about the date of the first issuance of Depositary Shares thereunder, between the Company and a depositary to be selected by the Company;
5. rights to purchase Common Stock, Preferred Stock, Debt Securities, or other securities or any combination thereof (the “Rights”) to be issued pursuant to the terms of one or more rights agreements between the Company and a rights agent to be selected by the Company;
6. purchase contracts for the purchase of any combination Common Stock, Preferred Stock, Depositary Shares, or the debt obligations of third parties, including U.S. Treasury securities securing the holders’ purchase obligation (the “Purchase Contracts”); and
7. securities warrants to purchase Common Stock, Preferred Stock, Debt Securities, and/or Depositary Shares (the “Securities Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Securities Warrants thereunder, between the Company and a warrant agent to be selected by the Company;

8. securities units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Rights, Securities Warrants, and Purchase Contracts (the “Securities Units”).
The Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Rights, the Securities Warrants, the Purchase Contracts, and the Securities Units are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.
In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the registration statement are true and correct as to all factual matters stated therein.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness, and authenticity of certificates of public officials; and the due authorization, execution, and delivery of all documents where authorization, execution, and delivery are prerequisites to the effectiveness of such documents. With respect to our opinion as to the Offered Common Stock (as defined below), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved, or available for issuance and that the consideration for the issuance and sale of the Offered Common Stock is cash in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Offered Preferred Stock (as defined below), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated, and reserved, or available for issuance and that the consideration for the issuance and sale of the Offered Preferred Stock is cash in an amount that is not less than the par value of the Preferred Stock. With respect to our opinion as to the Offered Depositary Shares (as defined below), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock to be represented by the Offered Depositary Shares is authorized, designated, and reserved, or available for issuance and that the consideration for the issuance and sale of such Offered Depositary Shares is cash in an amount that is not less than the par value of the Preferred Stock represented by the Offered Depositary Shares. We have also assumed that any Depositary Receipts evidencing the Offered Depositary Shares and any Offered Warrants (as defined below) and the related deposit agreement and warrant agreements will be executed in the forms filed as exhibits to the Registration Statement. We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Offered Preferred Stock or convertible Offered Depositary Shares, the applicable convertible Offered Preferred Stock or convertible Offered Depositary Shares will be duly authorized, validly issued, fully paid, and nonassessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Offered Debt Securities (as defined below), or upon exercise of any Offered Rights Securities (as defined below) or Offered Warrants, or upon settlement of any Offered Contract Securities (as defined below), or Offered Unit Securities (as defined below), the applicable convertible Offered Debt Securities, Offered Rights Securities, Offered Warrants, Offered Contract Securities, or Offered Unit Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).
Our opinion is expressed solely with respect to the federal laws of the United States, the laws of the state of Delaware, and, as to the Debt Securities constituting valid and binding obligations of the Company, the laws of the state of New York. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.
On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement (the “Offered Common Stock”), provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Common Stock does not violate any applicable law or the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or Bylaws, as amended (the “Bylaws”) or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Offered Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed, and delivered purchase, underwriting, or similar agreement, or upon conversion of any convertible Offered Preferred Stock or convertible Offered Depositary Shares or convertible Offered Debt Securities in accordance with their terms, or upon exercise of any Offered Rights Securities or Offered Warrants in accordance with their terms, or upon settlement of any Offered Contract Securities or Offered Unit Securities in accordance with their terms, will be duly authorized, validly issued, fully paid, and nonassessable.
2. With respect to the Preferred Stock offered under the Registration Statement (the “Offered Preferred Stock”), provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Preferred Stock does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Offered Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed, and delivered purchase, underwriting, or similar agreement, or upon conversion of any convertible Offered Depositary Shares or convertible Offered Debt Securities in accordance with their terms, or upon exercise of any Offered Rights Securities or Offered Warrants in accordance with their terms, or upon settlement of any Offered Contract Securities or Offered Unit Securities in accordance with their terms, will be duly authorized, validly issued, fully paid, and nonassessable.
3. With respect to any Depositary Shares offered under the Registration Statement (the “Offered Depositary Shares”), provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Depositary Shares has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Depositary Shares does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Depositary Receipts evidencing the Offered Depositary Shares have been duly executed by the Company, countersigned by the depositary therefor in accordance with the applicable Depositary Agreement and duly delivered to the purchasers thereof against payment therefor, then the Offered Depositary Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed, and delivered purchase, underwriting, or similar agreement, or upon conversion of any convertible Offered Preferred Stock or convertible Offered Debt Securities in accordance with their terms, or upon exercise of any Offered Rights Securities or Offered Warrants in accordance with their terms, or upon settlement of any Offered Contract Securities or Offered Unit Securities in accordance with their terms, will be duly authorized, validly issued, fully paid, and nonassessable, and will entitle the holders thereof to the rights specified in the Depositary Agreement.

4. With respect to any series of Debt Securities issued under an Indenture and offered under the Registration Statement (the “Offered Debt Securities”), provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Debt Securities has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Debt Securities does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Indenture has been validly authorized, executed, and delivered by the Company; and (v) the Offered Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to an Indenture and duly delivered to the purchasers thereof against payment therefor, then the Offered Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Offered Rights Securities or Offered Warrants in accordance with their terms, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).
5. With respect to any Rights to be offered by the Company pursuant to the Registration Statement (the “Offered Rights Securities”), when (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Rights Securities has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Rights Securities does not violate any applicable law or the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Rights Agreement to be entered into between the Company and a bank or trust company selected by the Company to act as agent thereunder (the “Rights Agent”) has been duly authorized, executed and delivered by the Company, and (v) the Offered Rights Securities have been duly executed and delivered by the Company to the purchasers thereof against payment therefor, then the Offered Rights Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, in accordance with their terms, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).
6 With respect to the Securities Warrants offered under the Registration Statement (the “Offered Warrants”), provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Warrants has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Warrants does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Warrants have been duly executed and delivered by the Company and authenticated by the warrant agent therefor pursuant to the applicable warrant agreement and duly delivered to the purchasers thereof against payment therefor, then the Offered Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed, and delivered purchase, underwriting, or similar agreement, or upon conversion of any convertible Offered Preferred Stock or convertible Offered Depositary Shares or convertible Offered Debt Securities in accordance with their terms, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).
7. With respect to the Purchase Contracts offered under the Registration Statement (the “Offered Contract Securities”), provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Contract Securities has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Contract Securities does not violate any applicable law or the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Contract Securities have been duly executed and delivered by the Company to the purchasers thereof against payment therefor, then the Offered Contract Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed, and delivered purchase, underwriting, or similar agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).
8. With respect to the Securities Units offered under the Registration Statement (the “Offered Unit Securities”), provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Unit Securities has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Unit Securities does not violate any applicable law or the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Unit Securities have been duly executed and delivered by the Company to the purchasers thereof against payment therefor, then the Offered Unit Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed, and delivered purchase, underwriting, or similar agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).
We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters”. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Reed Smith LLP
REED SMITH LLP